AMENDMENT TO AGREEMENT OF PURCHASE AND REASSIGNMENT
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         That   certain   agreement   entitled   "Agreement   of  Purchase   And
Reassignment" executed on the 30th day of October 2001 by and between Merit Studios, Inc. and Videolocity Direct, Inc. wherein Merit Studios, Inc. agrees to buy and reacquire and Videolocity Direct, Inc. agrees to sell and reassign those
two  certain  license  agreements   entitled,   "Amended  and  Restated  License
Agreement", under date of October 27, 2000, and executed on March 6, 2001 and the "License Agreement" executed on May 29, 2001, said agreement being restated and amended only as follows, to wit;

         1). Merit Studios, Inc. will pay $600,000 U.S. to Videolocity Direct, Inc. as follows;

              a). Merit Studios, Inc. will pay to Videolocity Direct, Inc. 50% of any and all funds received by Merit Studios, Inc., or received by any subsidiary of Merit Studios, Inc. (either borrowed or as paid in capital) until $600,000 U.S. has been paid, however, in any event the entire amount of $600,000 U.S. must be paid in full within 120 days from October 30, 2001.

         2). Merit Studios, Inc. will immediately reassign 2,500,000 shares of Videolocity Direct, Inc. stock to Videolocity Direct, Inc., for cancellation to its treasury of unissued shares,

         3). Videolocity Direct, Inc. will transfer a 1,000,000 share certificate of Merit Studios, Inc. stock it owns, standing in the name of Michael John to Merit Studios, Inc., or its designated assignee, upon completion of the payments as set forth in sub paragraph (a) above,

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   AMENDMENT TO AGREEMENT OF PURCHASE AND REASSIGNMENT DATED NOVEMBER 2, 2001
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         4). Both companies  hereto will enter into a mutual release,  releasing each other from any and all liabilities, upon the completion by Merit Studios, Inc. of the payments as set forth in sub paragraph (a) above.

         All of the terms and conditions contained herein are agreed to by and between the arties hereto.

         Due to the fact that Merit Studios, Inc. and Videolocity International, Inc. (which owns control of Videolocity Direct, Inc.) are publicly owned and traded companies, it is agreed that Merit Studios, Inc. and Videolocity International, Inc. will enter into a joint release to the public through Business Wire, immediately upon the execution of this agreement.


Dated: November 2, 2001:



Merit Studios, Inc.                         Videolocity Direct, Inc.

By:_______________________________          By:___________________________
     Mr. Michael John, CEO                       George Norman, Chairman
     Merit Studios, Inc.                         Videolocity Direct, Inc.
     1930 Village Center Circle                  358 S. 700 E. Suite B604
     PMB #402, Suite 3                           Salt Lake City, UT. 84102
     Las Vegas, NV. 89134


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